Exhibit 10.64

AMENDMENT NUMBER 5

ENCANA CORPORATION CANADIAN PENSION PLAN

The Encana Corporation Canadian Pension Plan (the “Plan”) is hereby amended as follows:

Effective:  January 24, 2020:

1.	All references to "Encana Corporation Canadian Pension Plan" in the Plan, with the exception of Section 1.2.1 of the Plan, are deleted and replaced with "Ovintiv Canadian Pension Plan".
2.	All references to "Encana Pensionable Service" in the Plan are deleted and replaced with "Ovintiv Pensionable Service".
3.	Section 1.1.10 of the Plan is amended by deleting the words "Encana Corporation" and replacing them with the words "Ovintiv Canada ULC".
4.	The Plan is amended by deleting Section 1.1.13 in its entirety and replacing it with the following:
1.1.13

"Company" means Ovintiv Canada ULC and any affiliated or subsidiary company or any partnership which is majority owned by Ovintiv Canada ULC, its affiliated and subsidiary companies, or any of them, and which is designated as a participating company or partnership by Ovintiv Canada ULC or is deemed to be a participating company under Revenue Rules. Notwithstanding the foregoing, where any reference in the Plan is made to any action to be taken, consent, approval or opinion to be given, discretion or decision to be exercised by the Company, "Company" means Ovintiv Canada ULC, acting through the Board of Directors, or any person duly authorized by the Board of Directors, Board Committee or Management Pension Committee, as applicable, for the purposes of the Plan.

5.	The Plan is amended by deleting Section 1.2.1 in its entirety and replacing it with the following:
1.2.1	Plan Establishment

Effective January 1, 2003, the Retirement Pension Plan for Employees of PanCanadian Energy Corporation (the "PEC Plan") was amended, restated and renamed as the Encana Corporation Canadian Pension Plan (the "Encana Plan"), and effective January 24, 2020, the Encana Plan was renamed as the Ovintiv Canada Canadian Pension Plan (this "Plan"). Also effective January 1, 2003, the Alberta Energy Company Ltd. Retirement Plan (the "AEC Plan") was merged into this Plan. The primary purpose of the Plan is to provide periodic payments to Participants of the Plan after retirement and until death in respect of their service as Participants. The purpose of the Plan is also to assist Participants in providing for their long-term retirement income.